UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2013

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, the board of directors of the Company appointed Derek Neilson as Managing Director of U.K. Operations. Mr. Neilson, age 52, has served as the Company’s Chief Reservoir Engineer since joining the Company in April 2008 and was promoted to Director of Reservoir Engineering in 2009. Mr. Neilson has over 29 years of experience in the energy industry. He has served in various roles of increasing responsibility in petroleum and reservoir engineering, development and management. He began his career with Chevron U.K. Ltd before joining Total E&P UK Ltd for various assignments in the UK and Internationally. Mr. Neilson graduated from Strathclyde University, Scotland, in 1983 with a Bachelor of Science Degree in Mining Engineering and from Heriot Watt University, Scotland, in 1984 with a Masters in Petroleum Engineering.

There are no related party transactions between the Company and Mr. Neilson. There is no arrangement or understanding between Mr. Neilson and any other person pursuant to which Mr. Neilson was appointed as Managing Director of U.K. Operations. Mr. Neilson does not have any family relationships with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

October 24, 2013	By:	/s/ Stanley W. Farmer

Name: Stanley W. Farmer
Title: Vice President and Chief Accounting Officer